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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Cabot Corporation on Form S-3 (File Nos. 33-18883, 33-48686) and on Form S-8 (File Nos. 33-28699, 33-52940, 33-53659, 333-03683, 333-06629, 333-19103 and
333-19099) of our report dated October 23, 1997, except for the information in Note B, for which the date is December 18, 1997, on our audits of the consolidated financial statements of Cabot Corporation as of September 30, 1997 and 1996, and for each of the three fiscal years in the period ended September 30, 1997, which report is included in this Annual Report on Form 10-K.

                                          Coopers & Lybrand L.L.P.
Boston, Massachusetts
December 19, 1997